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                       CERTIFICATE OF CORPORATE SECRETARY

                       FORETHOUGHT LIFE INSURANCE COMPANY

I hereby certify that I am the Secretary of Forethought Life Insurance Company, an insurance corporation duly organized and existing under the laws of the State of Indiana, and that the Resolutions attached hereto as Exhibit A were unanimously adopted by the Board of Directors of said corporation at a meeting held on the 5th day of June, 2012.

And, I further certify that the foregoing Resolutions are still in full force and effect; that the same has not been rescinded, nor has it been amended or modified in any way.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation on this the 16th day of July, 2012.

                                     /s/ Mary L. Cavanaugh
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                                     Mary L. Cavanaugh, Secretary

[SEAL]

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                EXHIBIT A TO CERTIFICATE OF CORPORATE SECRETARY

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF

                       FORETHOUGHT LIFE INSURANCE COMPANY

BE IT RESOLVED, that the Board of Directors of Forethought Life Insurance Company ("FLIC"), hereby establishes a separate account, pursuant to the provisions of Indiana Code Section 27-1-5-1 designated "Separate Account A" (the "Account") for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that the Account is established for the purpose of providing for the issuance by FLIC of variable annuity contracts or other variable contracts ("Contracts"), and shall constitute a separate account of FLIC into which certain amounts paid to or held by FLIC under such Contracts are allocated; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Account shall, in accordance with the Contracts, be credited to or charged against the Account without regard to other income, gains, or losses of FLIC; and

FURTHER RESOLVED, that the portion of the assets of the Account equal to the reserves and other Contract liabilities with respect to the Account shall not be chargeable with liabilities arising out of any other business FLIC may conduct or any other separate accounts of FLIC; and

FURTHER RESOLVED, that the Account shall be divided into investment subdivisions, each investment subdivision in the Account shall invest in the shares of a designated investment company portfolio, and net premiums under the Contracts shall be allocated to the eligible portfolios in accordance with instructions received from the owners of the Contracts; and

FURTHER RESOLVED, that the President, Chief Financial Officer, Chief Investment Officer or his respective designee expressly reserves the right to add, combine, or remove any investment subdivision of the Account, and to substitute the investments held in an investment division for other investments, as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each investment subdivision of the Account shall be credited to or charged against such investment subdivision of the Account, without regard to other income, gains or losses of any other investment subdivision of the Account or of any other separate account or subdivision thereof that FLIC shall establish; and

FURTHER RESOLVED, that the President, Chief Financial Officer, Chief Investment Officer or his respective designee be, and hereby is, authorized to invest such amount or amounts of FLIC's cash in the Account or in any investment subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of the Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act"); and

FURTHER RESOLVED, that the President, Chief Financial Officer, Chief Investment Officer or his respective designee be, and hereby is, authorized to transfer cash from time to time

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between FLIC's general account and the Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, that the Board of Directors of FLIC reserves the right to change the designation of the Account hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the President, Chief Financial Officer, General Counsel and Secretary or his or her respective designee, with such assistance from FLIC's independent certified public accountants, legal counsel and independent consultants or others as they may require, be and hereby is authorized and directed to take all action necessary to: (a) register the Account as a unit investment trust under the 1940 Act, and to change the classification under which the Account is registered or to de-register the Account as they deem necessary or appropriate; (b) register the Contracts, or the interests therein, in such amounts, which may be an indefinite amount, as the officers of FLIC shall from time deem appropriate under the Securities Act of 1933, as amended (the "1933 Act"); and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Account in order to comply with the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934, as amended, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, consents, no-action requests, and any applications for exemptions from the 1940 Act or other applicable federal laws as the officers of FLIC shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President, Chief Financial Officer, General Counsel and Secretary or his or her respective designee, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission ("SEC") on behalf of the Account, and by FLIC as sponsor and depositor, a Form of Notification of Registration on Form N-8A, a registration statement registering the Contracts, or the interests therein, under the 1933 Act and the Account as an investment company under the 1940 Act, any exemptive application, and any and all amendments to the foregoing on behalf of the Account and FLIC and on behalf of and as attorneys-in-fact for the principal executive officer and/ or the principal financial officer and/ or the principal accounting officer and/ or any other officer of FLIC; and

FURTHER RESOLVED, that the President, any Executive Vice President or the General Counsel and Secretary is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the SEC with respect thereto; and

FURTHER RESOLVED, that the President, Chief Financial Officer, any Executive Vice President or the General Counsel and Corporate Secretary, and each of them, with full power to act without the others, hereby is severally authorized on behalf of the Account and on behalf of FLIC to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of FLIC, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of FLIC may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to

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maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Account and FLIC; and

FURTHER RESOLVED, that the President, Chief Financial Officer, any Executive Vice President or the General Counsel and Secretary of FLIC, and each of them, with full power to act without the others, be, and hereby is, severally authorized in the names and on behalf of the Account and FLIC to execute and file irrevocable written consents on the part of the Account and of FLIC to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Account and of FLIC for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President, Chief Financial Officer, any Executive Vice President or the General Counsel and Secretary of FLIC, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures pursuant to which FLIC will provide voting privileges for owners of the Contracts with respect to securities held in the Account; and

FURTHER RESOLVED, that the President, Chief Financial Officer, any Executive Vice President or the General Counsel and Secretary of FLIC, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate: (a) with a qualified entity that will be appointed principal underwriter and distributor for the Contracts; (b) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Account and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED, that because the Account will invest solely in the securities issued by one or more investment companies registered under the 1940 Act, that the President, Chief Financial Officer, any Executive Vice President or the General Counsel and Secretary of FLIC, and each of them, with full power to act without the others, is hereby severally authorized to execute whatever agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, that the President, Chief Financial Officer, any Executive Vice President or the General Counsel and Secretary, and each of them, with full power to act without the others, is hereby severally authorized to execute and deliver such agreements and other documents and to do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

FURTHER RESOLVED, that the foregoing resolution will remain in full force and effect until otherwise revoked by the Directors of FLIC; and

FURTHER RESOLVED, that if any resolution in any form different from, but generally consistent with the foregoing is required, such other resolution shall be deemed to have been duly approved and adopted hereby.

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